EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Patterson Dental Company for the registration of 58,846 shares of its Common Stock and to the incorporation by reference therein of our report dated May 22, 2003, with respect to the consolidated financial statements and schedule of Patterson Dental Company included in its Annual Report (Form 10-K) for the fiscal year ended April 26, 2003, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in this Registration Statement (Form S-3) of our report dated February 1, 2002, with respect to the consolidated financial statements of AbilityOne Products Corp. included in Patterson Dental Company’s Current Report on Form 8-K dated September 12, 2003, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in this Registration Statement (Form S-3) of our report dated October 17, 2003, with respect to the consolidated financial statements of AbilityOne Corporation included in Patterson Dental Company’s Amendment No. 1 to Form 8-K dated September 12, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

June 2, 2004